UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 1999


THE RIDGEWOOD POWER GROWTH FUND
(Exact name of Registrant as Specified in Charter)


        Delaware                           22-3495594
(State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

    947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (201) 447-9000

Item 5.  Other Events.

On June 4, 1999, The Ridgewood Power Growth Fund (the "Growth Fund"), which is filing this Current Report, and Ridgewood Electric Power Trust V ("Ridgewood Power V"), a similar investment program managed by Ridgewood Power LLC (the Managing Shareholder of the Growth Fund) entered into agreements with the stockholders of Combined Landfill Projects Limited ("CLP"), of London, England, for a $13.6 million purchase of 100% of the equity interest in four operating landfill gas power plants and one plant in the late stages of construction, as well as the rights to develop and construct another 20 landfill gas plants in Great Britain. The transfer closed June 28, 1999. The estimated additional equity investment needed to fund completion at all 20 developmental sites, if all the developmental plants were built and Ridgewood U.K. elects to acquire them, is $23 to $25 million.

Ridgewood Power V has supplied the $13.6 million for the initial purchase of plants and will supply the first $5.4 million of the developmental equity. The Growth Fund will supply the remainder of the developmental equity, if needed. To the extent that the Growth Fund supplies capital, it will receive an undivided interest in the entire package of operating and developmental projects. Ridgewood Power V and the Growth Fund have organized Ridgewood U.K. Limited, an English limited company ("Ridgewood U.K.") to act as a holding company for the British projects.

The   following   five  plants  are  currently  in  operation  or  about  to  be commissioned:

                                     Current Price per
 Project                 Location         kWh (US$)       Installed capacity
-----------------   ------------------  --------------  ---------------------
Chelson Meadow      Devon, England         4.57            2.85 megawatts
United Mines        Cornwall, England      5.26            2.85 megawatts
Whinney Hill        Lancashire, England    5.28            3.10 megawatts
Bellhouse           Essex, England         5.28            2.85 megawatts
Summerston (to be   Glasgow, Scotland      5.26            2.85 megawatts
commissioned late
August 1999)
Total capacity                                             14.5 megawatts

Each English plant has a 15-year long term power purchase contract with the Non-Fossil Purchasing Agency Limited, a quasi-autonomous non-governmental organization that purchases electricity generated by renewable sources (such as landfill gas power plants) on behalf of all English utilities in order to meet British environmental protection goals. The Summerston plant has a similar 15-year contract under the Scottish Renewables Order with Scottish utilities. The electricity prices will be increased annually by a factor equal to any percentage increase in the U.K. Retail Price Index.

The five projects named above (which include both the electricity generating plants and the gas collection and cleaning systems) have been or will be financed with a total of $16.6 million of long-term bank debt, in addition to the equity interest purchased by Ridgewood Power V. The loans are non-recourse against Ridgewood U.K., Ridgewood Power V, the Growth Fund and their intermediate  subsidiaries.  Ridgewood  Power V and the  Growth  Fund  have also organized Ridgewood CLP Management Limited, an English company ("RW Management"), which will be responsible for operating the five plants and any additional plants that are developed. The principal stockholders of CLPS will own non-voting stock in RW Management. RW Management will manage the plants at cost and will not be intended to earn any profit. CLP Services Limited, a new company ("CLPS") organized by the stockholders of CLP, will provide day-to-day services under subcontract to RW Management. CLPS will be paid a flat fee of approximately 1.2 cents per kilowatt-hour for those services (adjusted for increases in the Retail Price Index) and will be eligible for bonus payments if a project's actual annual electricity output exceeds 90% of its capacity. CLPS will also pay approximately $88,000 per year (also adjusted for increases in the Retail Price Index) for management services for the various companies owning the five existing projects. The gas extraction and cleaning systems for the landfills will be operated by CLPS for no additional cost. RW Management may terminate the subcontract with CLPS if at the end of any year the projects in the aggregate have not produced at least 90% of their capacity (adjusted for loss of time for scheduled downtime, catastrophic failures not caused by CLPS or failures to receive landfill gas not caused by CLPS), or at any time if it can be shown that it is physically impossible for the plants as a whole to meet the 90% standard for the current year.

CLPS will proceed to develop as many of the 20 remaining sites as may be feasible and will bear the developmental costs itself. Its principal source of funds for doing so will be approximately 4 million pounds sterling contributed by its stockholders from the purchase price paid by Ridgewood U.K. for the five plants described above. As each remaining plant is completed and commissioned, Ridgewood U.K expects that the bank will provide long-term finance for approximately 55% of the plant's reasonable cost, although the bank has not yet committed to do so. If full bank financing is obtained for a plant, CLPS will sell the equity interest in the plant to Ridgewood U.K. Ridgewood Power V will provide the first $5.4 million of the additional equity capital necessary for Ridgewood U.K to buy the plants. That $5.4 million should be enough to purchase 3 to 4 additional projects. If additional projects are successfully completed, the additional money will be provided by the Growth Fund through contributions of capital to Ridgewood U.K. By doing that, the Growth Fund will obtain an economic interest in each of Ridgewood U.K.'s plants proportionate to the share of Ridgewood U.K.'s total capital that it contributes. Ridgewood U.K. expects to contract with RW Management to operate the additional plants using CLPS on terms similar to those for the five existing plants.

The purchase price for the first five plants, 9,426,000 pounds sterling, was determined by arms-length bargaining and was paid from proceeds of Ridgewood Power V's prior private placement offering. The price reflected the estimated value of the cash flow from the five plants, assuming production meets the 90% standard, plus estimated adjustments for the current assets acquired by Ridgewood U.K, interest at 5.25% per year on those amounts from an assumed purchase date of April 1, 1999, and retention amounts held against amounts due for completion of the Chelson Meadow and Summerston plants. The purchase price will be adjusted to reflect actual results for the April - June 1999 period.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         We have not included audited financial statements for the acquired businesses in this filing because none of the significant subsidiary tests are met at the 20% level or higher. We are not providing pro forma financial information because there were no significant operations during 1998.

         (c)  Exhibits.



Exhibit No.       Item

   2.A Agreement for the sale and purchase of the entire issued share capital of Combined Landfill Projects Limited, by and among D.H. Fitzherbert & others and Ridgewood U.K. Limited. To be filed by amendment.

   2.B Operations, Repair and Maintenance Agreement, by and among CLP Services Limited, Ridgewood CLP Management Limited and Ridgewood UK Limited. To be filed by amendment.

   2.C Employee Transfer Agreement, by and between CLP Services Limited and Ridgewood CLP Management Limited. To be filed by amendment.

   2.D Summerston Development Agreement, by and among Summerston Energy Limited, Ridgewood UK Limited and certain vendors. To be filed by amendment.

     2.E Option Agreement, relating to NFFO 5 Projects, by and among Ridgewood UK Limited and Guinness Mahon Group Limited and others. To be filed by amendment.

   10.J Articles of Association of Ridgewood UK Limited. To be filed by amendment.

     10.K Articles of Association of Ridgewood CLP Management Limited. To be filed by amendment.

   10.L Shareholders' Agreement relating to Ridgewood CLP Management Limited, by and among Landgas Energy Limited, Ridgewood UK Limited and Ridgewood CLP Management Limited.

Exhibits and schedules to these exhibits are omitted, and lists of the omitted documents are found in their tables of contents. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to these exhibits to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         THE RIDGEWOOD POWER GROWTH FUND


                         By: /s/ Martin V. Quinn
                                 Martin V. Quinn, Senior Vice
                                 President and Chief Financial
                                 Officer